UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2011
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Terrence C. Kearney, chief operating officer of Hospira, Inc. (the “Company”), retired as the Company’s chief operating officer, effective January 4, 2011.  Mr. Kearney’s intention to retire was previously disclosed in a Form 8-K dated August 20, 2010.

On January 3, 2011, James H. Hardy, Jr. became the Company’s senior vice president, operations.  The Company’s intent to appoint Mr. Hardy was previously disclosed in the press release attached to the Form 8-K dated August 20, 2010.  Mr. Hardy, age 51, previously served as the Company’s corporate vice president, supply chain from 2009 to 2010. From 2007 to 2009, Mr. Hardy served as the Senior Vice President, Supply Chain at Dial Corporation (a maker of personal care and household cleaning products). Prior to that, he served as the Executive Vice President, Product Supply (2006 - 2007) and as the Senior Vice President, Manufacturing (2005 - 2006) at Conagra Foods, Inc. (a packaged foods company).

Mr. Hardy’s base salary will be increased to $430,000, effective as of January 3, 2011. Mr. Hardy will also be eligible for an annual incentive award targeted at 70% of base salary.  Hospira and Mr. Hardy had entered into a change in control agreement, a form of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.  This agreement was entered into prior to his appointment as senior vice president, operations, and was not entered into in connection with that appointment. The agreement will continue in effect until December 31, 2012.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

10.1                                                   Form of Change in Control

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: January 4, 2011	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Change in Control